EXHIBIT 99.2

Thursday, June 6, 2013 REPUBLIC BANCORPTM

2 Safe Harbor During the course of this presentation, we will be providing you with a discussion of some of the factors we currently anticipate may influence the future results of Republic Bancorp, Inc. or the as well as certain financial projections. We want to emphasize that these forward-looking statements involve judgment, and that individual judgments may vary. Moreover, these statements are based on limited information available to us now, which is subject to change. Actual results may differ substantially from what we say today and no one should assume later that the comments we provide today are still valid. They speak only as of today. Specific risk factors that could change causing our projections not to be achieved are discussed in the Risk Factors section of our Form 10-K filed with the Securities and Exchange Commission on March 14, 2013, and other reports filed with the SEC from time to time.

3 Steve Trager Chairman and Chief Executive Officer

4 Company Profile Second largest Kentucky based bank holding company with total assets of $3.4 billion at 3/31/13 Holding Company for Republic Bank & Trust Company (Kentucky) and Republic Bank (Florida) 44 locations in KY, IN, TN, MN, OH and FL Diverse Business Operating Segments Traditional banking Mortgage banking Strong experienced management and approximately 800 dedicated associates Executive Management with 150 years of experience in banking

5 Stock Overview 2.14 million shares issued NASDAQ Symbol RBCAA 20.8 million $495 million Average Daily Volume 36,663 shares (trailing 12 months at 5/31/13) $23.81 Stock Price - 12/31/12 $21.13 $26.12 $25.38 Diluted Earnings per Class A Common Stock $0.64 (1Q 3/31/13) $2.41 (trailing 12 months) Price / Earnings Ratio 9.88 X (trailing 12 months as of 5/31/13) 2.99% Number of stock dividends since IPO in 1998 4 Quarterly Cash Dividend increases since IPO in 1998 14 5 year compound growth rate of quarterly cash dividends 7.9%

Ten Year Total Returns 6/01/03 - 5/31/13* 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% NASDAQ Bank Index S&P 500 DOW JONES Industrial Average Russell 2000 Index Republic Bancorp, Inc. 11.1% 107.5% 120.5% 154.7% 170.1% 6 * gross dividends assumed to be reinvested into Company stock or the applicable index

Republic Bank & Trust Company Louisville, KY 18 Lexington, KY 5 Owensboro, KY 2 Covington, KY 1 Crestwood, KY 1 Elizabethtown, KY 1 Florence, KY 1 Frankfort, KY 1 Georgetown, KY 1 Independence, KY 1 Shelbyville, KY 1 Shepherdsville, KY 1 Floyds, Knobs, IN 1 Jeffersonville, IN 1 New Albany, IN 1 Bloomington, MN 1 Franklin, TN 1 Republic Bank Hudson, FL 1 Palm Harbor, FL 1 Port Richey, FL 1 Temple Terrace, FL 1 Blue Ash, OH 1 7 Banking Center Locations

8 Highlights Year ended December 31, 2012

9 2012 Highlights Increased Net Income 27% over 2011 to $119.3 million. Acquired Acquired Bloomington, MN, 9/7/12. Bank acquisitions resulted in $55.4 million of bargain purchase gains during 2012. through a special cash dividend paid in December 2012. Increased quarterly cash dividends by 7% during 2nd Qtr 2012 .

10 2012 Highlights %; more than 2.5X the amount Notable improvement in Industry-strong credit quality. Nine (9) basis point increase in Traditional Bank net interest margin. Grew Mortgage Warehouse loan portfolio by $175 million. Increased core deposit balances by $227 million. Supported the Republic Bank Foundation with a $2.5 million contribution (what we make here, stays here!).

11 2012 Highlights Realigned TRS into our newly established Republic Processing under RPG as an issuer of prepaid cards. RPG and offer short-term consumer products.

12 2013 Highlights

2013 Highlights Strong 1Q net income of $13.4 million. capital ratio exceeding 25% at RB&T. 1Q net interest income for Core Bank up 4% over the first quarter of 2012. 1Q credit metrics continued to outperform peers. Highest quarterly mortgage banking income since 2009 during 1Q. Over $3.0 billion of state and federal electronic tax refunds processed during 1Q. Increased 2Q quarterly cash dividend by 7%. Identified a second location in Nashville, TN, in the Green Hills area. New banking center expected to open in late 2013. 13

14 THE BANK DIRECTOR THE 50 BEST USERS OF CAPITAL REPUBLIC BANCORP RANKED #1 FOR THE SECOND YEAR IN A ROW! Institution Name Ticker State Total Assets ($000) Industry Type Core ROTCE (%) ROE Rank Average TCE/TA (%) TCE/TA Rank Final Score 1 Republic Bancorp, Inc. RBCAA KY 3,278,800 Bank 20.49 9 13.49 53 62 2 National Bankshares, Inc. NKSH VA 1,088,268 Bank 14.05 48 12.34 65 113 3 CapitalSource Inc. CSE MD 8,569,659 Bank 11.34 103 19.21 11 114 4 Citizens & Northern Corporation CZNC PA 1,327,527 Bank 14.92 35 11.10 93 128

15 Net Income $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 1Q 2011 1Q 2012 1Q 2013 $71.4 $82.5 $13.4 In Millions

16 Net Income Core Bank (excluding Bargain Purchase Gains, net of tax) see appendix slide #35 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 1Q 2011 1Q 2012 1Q 2013 $2.4 $2.4 $7.4 In Millions Excludes Bargain Purchase Gains of $845,000 and $18.1 million in 2013 and 2012, net of income taxes.

17 Non Interest Income as a % of Total Revenue 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 2011 2012 1Q2013 38% 47% 40% 21% 23% 24% Republic Peer (1) Bargain purchase gains from two bank acquisitions in 2012 Significant RPG and mortgage banking contribution (1) Peer Data obtained from March 31, 2013 Uniform Bank Performance Report (“UBPR”)

18 Strong Capital Foundation Well Capital Republic Capitalized Ratio Bancorp Peer (1) Requirement Tier 1 Leverage 16.44% 9.81% 5.00% Tier 1 Risk Based 25.23% 15.26% 6.00% Total Risk Based 26.23% 13.85% 10.00% 3/31/2013 (1) Peer Data obtained from March 31, 2013 Uniform Bank Performance Report (“UBPRR”)

19 Residential Real Estate 47% Commercial Real Estate 28% Real Estate Construction 3% Home Equity 9% Commercial 5% Warehouse Lines of Credit 7% Consumer 1% Highlights Loan Portfolio Total Loans: $2.6 Billion Industry leading credit quality 92% of loans in Kentucky, southern Indiana, and Florida market footprint Diversification between retail and commercial lending Loan Mix March 31, 2013

20 Quarter Ended Quarter Ended (in thousands) Mar 31, 2013 Dec 31, 2012 Change Non Interest Bearing 526,905 $ 521,188 $ 5,717 $ Now & Passbook Sav ings 652,151 619,107 33,044 Money Market & Super Now 420,655 376,639 44,016 Liquid CDs 34,674 34,402 272 Money Market CDs 21,485 21,376 109 Money Market Sav ings 52,150 52,864 (714) Total Core Deposits 1,708,020 $ 1,625,576 $ 82,444 $ Core Deposits - Quarterly Averages

21 1st Qtr 2013 Traditional Bank Cost of Deposits (includes non-interest bearing deposits): 0.21% Deposit Mix March 31, 2013 Excluding Deposits Associated with RPG Total Deposits: $2.1 Billion Demand (NOW and SuperNOW) 29% Money Market 26% Savings 3% IRA 2% Time Deposits $100,000+ 4% Other Certificates of Deposit 5% All Other Brokered 2% Retail CDARS 5% Total Non- Interest-Bearing Deposits 24%

22 Deposit Market Share Jefferson County, Kentucky Source: FDIC Summary of Deposits (Data as of 6/30/12) 26 FDIC Insured Institutions - $16.7 Billion Total Deposits PNC 24.4% JP Morgan Chase 19.4% Fifth Third 12.6% BB&T 7.6% Republic 8.1% Stock Yards 8.2% US Bank 4.9% All Other 14.8%

23 Industry Strong Credit Quality

24 Credit Quality Trends Traditional Banking Qtr Ended Ratio 3/31/2013 12/31/2012 12/31/2011 12/31/2010 Non Performing Loans / Total Loans 0.80% 0.82% 1.02% 1.30% Non Performing Assets / Total Assets 1.16% 1.41% 1.10% 1.32% Delinquent Loans / Total Loans 0.76% 0.79% 1.07% 1.24% Allowance / Non Performing Loans 113% 109% 103% 82% Allowance / Total Loans 0.91% 0.90% 1.05% 1.06% Net Charge-offs / Average Loans (12 Months) 0.02% 0.34% 0.24% 0.51% As of and for Year Ended

0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 12/31/2009 12/31/2010 12/31/2011 12/31/2012 3/31/2013 4.33% 3.85% 3.17% 2.24% 2.09% 1.90% 1.30% 1.02% 0.82% 0.80% Peer (1) Republic 25 Non Performing Loans To Total Loans (1) Peer Data obtained from March 31, 2013 Uniform Bank Performance Report (“UBPRR”)

26 Delinquent Loans To Total Loans 0.00% 0.50% 1.00% 1.50% 2.00% 12/31/2009 12/31/2010 12/31/2011 12/31/2012 3/31/2013 1.98% 1.24% 1.07% 0.79% 0.76%

Net Loan Charge Offs To Average Loans (Traditional Banking Segment) 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% 2009 2010 2011 2012 1Q13 (2) 1.86% 1.66% 0.93% 0.61% 0.38% 0.34% 0.51% 0.24% 0.34% 0.02% Peer(1) Republic 27 (1) Peer Data obtained from March 31, 2013 Uniform Bank Performance Report (“UBPRR”) (2) First Quarter 2013 data annualized

Asset Quality 3/31/13 Traditional Banking Segment 28 (1) Peer Data obtained from March 31, 2013 Uniform Bank Performance Report (“UBPRR”) Republic Excluding Impact of Total Acquisitions Acquisitions Republic Peer (1) Non-performing loans to total loans 0.73% 0.07% 0.80% 2.09% Annualized net charge-offs to average loans 0.02% 0.00% 0.02% 0.38%

Gross Loans Traditional Bank (excluding Warehouse loans and 2012 acquired bank loans) $2,210 $2,220 $2,230 $2,240 $2,250 $2,260 $2,270 $2,280 $2,290 $2,300 $2,310 December 31, 2011 December 31, 2012 March 31, 2013 $2,244 $2,294 $2,302 In Millions 29

30 Ongoing Initiatives Make additional acquisitions with a focus in the near-term toward FDIC-assisted deals. Grow traditional loan portfolios commercial and retail loans. Grow product lines Warehouse Lending, Credit Card, and Debit Card income. Expand new lines of business Prepaid Cards, Short-term credit products. Increase secondary market loan production. Add strategically located banking centers in Nashville and Minneapolis. Continue to outperform peer financial performance. Focus on core deposit growth initiatives. Continue to improve on already solid loan quality metrics. Reposition tax business.

31 Future Challenges Growing net interest margin for all banks in current rate environment. Secondary market demand makes growing portfolio difficult. Extensive competition for A+ loan credits. Political uncertainty causing many customers to sit on the sideline. regulations.

32 We were here for you yesterday. We are here for you today. We will be here for you tomorrow. ®

33 THANK YOU

NON-GAAP RECONCILIATION – Tangible Book Value per Share

(in thousands, except per share data)	March 31, 2013
Total stockholders' equity (a)	$ 542,735
Less: Goodwill	10,168
Less: Core deposit intangible	454
Less: Mortgage servicing rights	4,858
Tangible stockholders' equity (c)	$ 527,255
Total assets (b)	$ 3,401,358
Less: Goodwill	10,168
Less: Core deposit intangible	454
Less: Mortgage servicing rights	4,858
Tangible assets (d)	$ 3,385,878
Total stockholders' equity to total assets (a/b)	15.96%
Tangible stockholders' equity to tangible assets (c/d)	15.57%
Number of shares outstanding (e)	20,777
Book value per share (a/e)	$ 26.12
Tangible book value per share (c/e)	25.38

The table above provides a reconciliation of total stockholders' equity in accordance with U.S. generally accepted accounting principles ("GAAP") to tangible stockholders' equity in accordance with applicable regulatory requirements. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

34

35 NON-GAAP RECONCILIATION Core Bank Net Income (excluding Bargain Purchase Gains (in thousands) March 31, 2013 March 31, 2012 March 31, 2011 Net income - Total Company 13,356 $ 82,472 $ 71,412 $ Less: Bargain Purchase Gains, net of tax 845 18,135 - Less: Republic Processing Group segment net income 5,148 61,903 69,042 Net income - Core Bank, excluding BPG 7,363 $ 2,434 $ 2,370 $ The table above provides a reconciliation of total Company net income in accordance with GAAP to net income from Core Banking operations, excluding BPG, net of tax. The Company provides this presentation, in addition to overall net income, because of the significant impact the Republic Processing Group segment has on overall net income and the significant and infrequent nature of BPG.